SCHEDULE "A"

  LIST OF SHAREHOLDERS OF HOLLOMAN AND MEMBERS OF T. SISTERS


                              Holloman Shareholders

Name
Number of Shares

Sam Holloman
34,391

H. C. Stock, Ltd.
23,898

Holloman Construction Co. Employee
Stock Ownership Plan
11,496

Holloman Charitable Remainder Unitrust
11,332


                                   T. Sisters

Name
% Ownership

Lakewest, Ltd.
95%

Sam Holloman
  5%

                                  SCHEDULE "B"

                                   LITIGATION

On November 11, 1997, a former employee of Holloman filed a complaint with the Equal Employment Opportunity Commission claiming a violation under the American's with Disabilities Act. A response denying the allegations was filed December 17, 1997. There has been no further communications regarding this claim. The former employee's name is Jesus Aguilar and the Charge No. is 361980149.

                                  SCHEDULE "C"

                                    INSURANCE


                              See Attached Listing

                                  SCHEDULE "D"

              PATENTS, TRADEMARKS AND COPYRIGHTS


                              See Attached Listing

                                  SCHEDULE "E"

                            CONTRACTS AND COMMITMENTS


1.       Building and real estate lease for existing facility located at 5257 W.
         I-20.

2.       Various equipment leases between Holloman and T. Sisters.

3.        Employee Stock Ownership Plan and Trust

4.        Loan Agreement with Bank One, N. A., Odessa, Texas.

5.        Management Services Agreement between Sunset
         Management Group, Inc. and Holloman Construction Co.

6. Lease Agreement between T. Sisters as Leasee and Chrysler Finance for 1997 Jeep Grand Cherokee.

7. Lease Agreement between T. Sisters and New Holland Credit Company for equipment.

8.       Master   Lease   Agreement   between  T.  Sisters  as  Leasee  and  CIT
         Group/Equipment Financing, Inc.

9. Master Lease Agreement between Safeco Credit Company, Inc. and Holloman Sales and Leasing as Leasee of Samsung hydraulic excavators.

                                  SCHEDULE "F"

                               EXISTING CONDITION


The compensation of Mark Stevenson was increased after March 31, 1998.

                                  SCHEDULE "G"

                          TRANSACTIONS WITH AFFILIATES

Holloman leases equipment from T. Sisters. The terms of the lease are contained in a written lease agreement.

                                  SCHEDULE "H"

                            BANK ACCOUNT INFORMATION


                              See Attached Listing

Sam E. Holloman
34,391 shares

Holloman Charitable Remainder Trust                  11,332
shares

HC Stock, Ltd.
15,258 shares

Holloman Construction Co.
Employee Stock Ownership Plan
   8622 shares